  As filed with the Securities and Exchange Commission on November 12, 1999
                                                    Registration No. 333-64081
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                       POST EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933



                          NOVEN PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                    59-2767632
-------------------------------                    -------------------
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                    Identification No.)

       11960 SOUTHWEST 144TH STREET
             MIAMI, FLORIDA                                       33186
----------------------------------------                        ----------
(Address of principal executive offices)                        (zip code)


                 NOVEN PHARMACEUTICALS, INC. STOCK OPTION PLAN
                                      AND
               NOVEN PHARMACEUTICALS, INC. 1997 STOCK OPTION PLAN
                           (Full title of the plans)


                               ROBERT C. STRAUSS
                          NOVEN PHARMACEUTICALS, INC.
                          11960 SOUTHWEST 144TH STREET
                              MIAMI, FLORIDA 33186
                    (Name and address of agent for service)

                                 (305) 253-5099
                    (Telephone number, including area code,
                             of agent for service)

                                With a Copy To:
                             STEVEN D. RUBIN, ESQ.
                         STEARNS WEAVER MILLER WEISSLER
                           ALHADEFF & SITTERSON, P.A.
                      150 WEST FLAGLER STREET, SUITE 2200
                              MIAMI, FLORIDA 33130
                                 (305) 789-3500


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                                EXPLANATORY NOTE

         This Post Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-64081)(the "Registration Statement") of Noven Pharmaceuticals, Inc. (the "Company") relates only to securities issued under the Noven Pharmaceuticals, Inc. 1997 Stock Option Plan (the "1997 Plan"). This Post-Effective Amendment is not and should not be regarded as an amendment to the Registration Statement as it pertains to securities issued pursuant to the Noven Pharmaceuticals, Inc. Stock Option Plan, also included in the Registration Statement.

         On March 26, 1999 the Board of Directors of the Company adopted the Noven Pharmaceuticals, Inc. 1999 Long-Term Incentive Plan (the "1999 Plan"). The Company's stockholders approved the 1999 Plan on June 8, 1999, effective as of June 9, 1999. The 1999 Plan authorizes 1,000,000 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), to be issued in the form of stock options and other equity-based awards. In addition, pursuant to the terms of the 1999 Plan, the 2,768,848 shares of Common Stock that remained available for grant under the 1997 Plan as of June 9, 1999, are now available for issuance under the 1999 Plan.

         The 1999 Plan replaced the 1997 Plan, and the Company has not granted and does not intend to grant any further options to purchase Common Stock under the 1997 Plan. However, under the terms of the 1997 Plan, the adoption of the 1999 Plan did not deprive any optionee under the 1997 Plan of any option to purchase Common Stock which was granted pursuant to the 1997 Plan and was outstanding as of June 9, 1999 (the "Outstanding Options"). Accordingly, the Company intends to continue to issue and sell shares of Common Stock under the 1997 Plan from time to time upon the exercise of Outstanding Options, until no further shares of Common Stock are issuable upon the exercise of Outstanding Options.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by this reference:

                  (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Commission on March 29, 1999.

                  (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the Commission on May 17, 1999.

                  (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed with the Commission on August 16, 1999.

                  (4) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on October 21, 1988.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel

                  Not applicable.

Item 6.           Indemnification of Directors and Officers

                  The Company's Restated Certificate of Incorporation (the "Certificate") provides that the Company shall indemnify to the fullest extent authorized by the Delaware General Corporation Law (the "DGCL"), each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Company, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Company's Restated Bylaws provide that a director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon receipt by the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

                  Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

                  Pursuant to Section 102(b)(7) of the DGCL, the Certificate eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders, (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(c) under Section 174 of the DGCL, or (d) from any transaction from which the director derived an improper personal benefit.

                  The Company has obtained primary and excess insurance policies insuring the directors and officers of the Company and its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on behalf of the Company, may also pay amounts for which the Company has granted indemnification to the directors or officers.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits

         3.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 29, 1999).

         3.2      Amended and Restated By-laws of the Company.*

         5        Opinion of Shapo, Freedman & Bloom, P.A.*

         23.1     Consent of Shapo, Freedman & Bloom, P.A.*

         23.2     Consent of Deloitte-Touche, LLP (incorporated by reference to
                  Exhibit 23 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 29,1999).

         25.1     Powers of Attorney.*
--------------------
*Previously filed.

Item 9.           Undertakings

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                  (i)   To include any prospectus required by
                                        Section 10(a)(3) of the Securities Act;

                                  (ii)  To reflect in the prospectus any facts
                                        or events arising after the effective
                                        date of the Registration Statement (or
                                        the most recent post-effective
                                        amendment thereof) which, individually
                                        or in the aggregate, represent a
                                        fundamental change in the information
                                        set forth in the Registration
                                        Statement;

                                  (iii) To include any material information
                                        with respect to the plan of
                                        distribution not previously disclosed
                                        in the Registration Statement or any
                                        material change to such information in
                                        the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
                           Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 12th day of November, 1999.

                                 NOVEN PHARMACEUTICALS, INC.



                                 By: /s/ Robert C. Strauss
                                     ------------------------------------------
                                      Robert C. Strauss, President
                                      and Chief Executive Officer and Director



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                                       DATE
---------                                   -----                                       ----
*                                           Chairman of the Board                       November 12, 1999
--------------------------------
Steven Sablotsky



/s/ Robert C. Strauss                       President and Chief Executive               November 12, 1999
---------------------------------           Officer and Director
Robert C. Strauss                           (Principal Executive Officer)



/s/ James B. Messiry                        Chief Financial Officer                     November 12, 1999
---------------------------------           (Principal Financial Officer)
James B. Messiry


/s/ Leonard E. Maniscalco                   Executive Director-Finance                  November 12, 1999
---------------------------------           (Principal Accounting Officer)
Leonard E. Maniscalco


*                                           Director                                    November 12, 1999
--------------------------------
Sheldon H. Becher


*                                           Director                                    November 12, 1999
--------------------------------
Sidney Braginsky



SIGNATURE                                   TITLE                                       DATE
---------                                   -----                                       ----
/s/ Rodolfo C. Bryce                        Director                                  November 12, 1999
--------------------------------
Rodolfo C. Bryce


*                                           Director                                  November 12, 1999
--------------------------------
Lawrence J. DuBow


*                                           Director                                  November 12, 1999
--------------------------------
Mitchell Goldberg


*By:     /s/ Robert C. Strauss
         ------------------------
         Robert C. Strauss
         Attorney-in-Fact
